                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[X]  Preliminary proxy statement                                        [ ]  Confidential, For Use of
[ ]  Definitive proxy statement                                              the Commission Only
[ ]  Definitive additional materials                                         (as permitted by
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12           Rule 14a-6(e)(2))

                                    KEYCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    KEYCORP
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

(5) Total fee paid:
       Not Applicable

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                                  KeyCorp Logo

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                                               March      , 1998

DEAR SHAREHOLDER:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of KeyCorp which will be held at the Waetjen Auditorium, Music and Communication Center, Cleveland State University, 2001 Euclid Avenue, Cleveland, Ohio 44115, on Thursday, May 7, 1998, at 8:30 a.m., local time.

     All holders of record of KeyCorp Common Shares as of March 16, 1998, are entitled to vote at the 1998 Annual Meeting.

     As described in the accompanying Notice and Proxy Statement, you will be asked to elect six directors for three-year terms expiring in 2001, to consider a proposal to amend KeyCorp's Articles of Incorporation, to consider a proposal submitted by a KeyCorp shareholder and to ratify the appointment of Ernst & Young LLP as independent auditors for 1998.

     KeyCorp's Annual Report for the year ended December 31, 1997, is included herein.

     Your proxy card is enclosed. Please indicate your voting instructions and sign, date, and mail this proxy card promptly in the return envelope.

                                             Sincerely,

                                             /s/ Robert W. Gillespie
                                             ROBERT W. GILLESPIE
                                               Chairman of the Board
                                               and Chief Executive Officer

                                  KeyCorp Logo

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 7, 1998

     The 1998 Annual Meeting of Shareholders of KeyCorp will be held at the Waetjen Auditorium, Music and Communication Center, Cleveland State University, 2001 Euclid Avenue, Cleveland, Ohio 44115, on Thursday, May 7, 1998, at 8:30 a.m., local time, for the following purposes:

          1. To elect six directors to serve for terms expiring in 2001;

          2. To amend the Articles of Incorporation of KeyCorp to increase the authorized number of Common Shares and to modify the description of Preferred Stock;

          3. To consider and act upon a shareholder proposal requesting necessary steps to cause annual election of all directors;

          4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 1998; and

          5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of KeyCorp Common Shares of record as of the close of business on March 16, 1998, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
                                             By Order of the Board of Directors

                                             /s/ Thomas C. Stevens
                                             THOMAS C. STEVENS
                                               Secretary
March      , 1998
                            ------------------------

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. PLEASE USE THE RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD FOR THAT PURPOSE.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
NOTICE OF ANNUAL MEETING
PROXY STATEMENT.......................................................................    1
ISSUE ONE -- Election of Directors....................................................    1
  Nominees for Terms Expiring in 2001.................................................    2
  Continuing Directors for Terms Expiring in 1999.....................................    4
  Continuing Directors for Terms Expiring in 2000.....................................    6
  The Board of Directors and Its Committees...........................................    8
ISSUE TWO -- Amendment to the Articles of Incorporation to Increase the Authorized
  Number of Common Shares and to Modify the Description of Preferred Stock............   11
ISSUE THREE -- Shareholder Proposal Requesting Necessary Steps to Cause Annual
  Election of All Directors...........................................................   12
ISSUE FOUR -- Independent Auditors....................................................   14
Executive Officers....................................................................   14
Compensation of Executive Officers....................................................   17
Section 16(a) Beneficial Ownership Reporting Compliance...............................   21
Employment and Change of Control Agreements...........................................   22
Compensation and Organization Committee Report on Executive Compensation..............   27
KeyCorp Stock Price Performance.......................................................   32
Share Ownership and Phantom Stock Units...............................................   33
1999 Shareholder Proposals............................................................   34
General...............................................................................   34

                                  KeyCorp Logo

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO 44114

                                PROXY STATEMENT

     This Proxy Statement is furnished commencing on or about March      , 1998,
in connection with the solicitation on behalf of the Board of Directors of KeyCorp of proxies to be voted at the 1998 Annual Meeting of Shareholders on May 7, 1998, and at all postponements and adjournments thereof. All holders of record of KeyCorp Common Shares at the close of business on March 16, 1998, are
entitled to vote. On that date there were            KeyCorp Common Shares
outstanding and entitled to vote at the meeting, and each such share is entitled to one vote on each matter to be considered. At the meeting, a majority of the outstanding KeyCorp Common Shares shall constitute a quorum.

                                   ISSUE ONE

                             ELECTION OF DIRECTORS

     In accordance with KeyCorp's current Regulations, the Board of Directors of KeyCorp (also sometimes referred to herein as the "Board") has established the size of the Board at 19 members, divided into one class of seven members and two classes of six members each. The terms of these classes as of the 1998 Annual Meeting will expire in 1999, 2000, and 2001, respectively. Six nominees for directors for terms expiring in 2001 are listed below. All properly executed and returned proxy cards will be voted for these nominees unless contrary specifications are properly made in writing directly on the proxy card in the space indicated for that purpose, in which case the proxy will be voted or withheld in accordance with such specifications. The nominees are all current members of the Board. Mr. Meyer is currently a director in the class of directors whose terms expire in 2000. He is standing for election at this time for a term expiring in 2001 in order to rebalance the classes of directors. Upon his election at the 1998 Annual Meeting to the class of 2001, he will cease to be a member of the class whose terms expire in 2000. Should any nominee become unable to accept nomination or election, the proxy cards will be voted for the election of such person, if any, as shall be recommended by the Board, or for holding a vacancy to be filled by the Board at a later date. The Board has no reason to believe that the persons listed as nominees will be unable to serve. At the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

     Pursuant to rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), the following information lists, as of January 15, 1998, as to nominees for director and directors whose terms of office will continue after the 1998 Annual Meeting, the principal occupation or employment, age, the year in which each first became a director of KeyCorp, and directorships in registered investment companies or companies having securities which are registered pursuant to, or which are subject to certain provisions of, the Exchange Act. KeyCorp was formed as a result of the merger on March 1, 1994 (the "Merger") of the former

KeyCorp, a New York corporation ("Old Key"), into Society Corporation, an Ohio corporation ("Society"), whereupon Society changed its name to KeyCorp. In the case of nominees or continuing directors who were directors of Old Key, the year in which such individual became a director of Old Key is also included in the following information. Except as otherwise indicated, each nominee or continuing director has had the same principal occupation or employment during the past five years.

                      NOMINEES FOR TERMS EXPIRING IN 2001

                       CECIL D. ANDRUS
                            Since 1995, Chairman, Andrus Center for Public Policy-Boise State
  CECIL D. ANDRUS           University (non-profit educational center). Previously, Governor,
       PHOTO                State of Idaho. Age 66. KeyCorp director since 1996. Director,
                            Albertson's, Inc. and Coeur d'Alene Mines Corp.

                       THOMAS A. COMMES
                            President and Chief Operating Officer, The Sherwin-Williams
  THOMAS A. COMMES          Company (paints and painting supplies manufacture and
       PHOTO                distribution). Age 55. KeyCorp director since 1987. Director, The
                            Sherwin-Williams Company.

                       STEPHEN R. HARDIS
                            Since 1995, Chairman and Chief Executive Officer, Eaton
 STEPHEN R. HARDIS          Corporation (diversified manufacturing company). Previously, Vice
       PHOTO                Chairman and Chief Financial and Administrative Officer, Eaton
                            Corporation. Age 62. KeyCorp director since 1985. Director, Eaton
                            Corporation, Lexmark International, Inc., Nordson Corporation, and
                            Progressive Corporation.

                       DOUGLAS J. MCGREGOR
                            Since 1997, Chairman and Chief Executive Officer, M.A. Hanna
DOUGLAS J. McGREGOR         Company (specialty chemicals). Previously, President and Chief
       PHOTO                Operating Officer, M.A. Hanna Company. Age 57. KeyCorp director since 1995. Director, M.A. Hanna Company and Vulcan Materials
                            Company.

                       HENRY L. MEYER III
                            Since 1997, President and Chief Operating Officer, KeyCorp.
 HENRY L. MEYER III         Previously, Vice Chairman of the Board and Chief Operating Officer
       PHOTO                (1996-1997), KeyCorp; Senior Executive Vice President and Chief
                            Operating Officer (1995-1996), KeyCorp; Senior Executive Vice
                            President and Chief Banking Officer (1994-1995), KeyCorp; Vice
                            Chairman of the Board and Chief Banking Officer, Society. Age 48.
                            KeyCorp director since 1996. Director, Lincoln Electric Company.

                       PETER G. TEN EYCK, II
                            President, Indian Ladder Farms (commercial orchard). Age 59.
 PETER G. TEN EYCK,         KeyCorp director since 1994 (Old Key director since 1979).
      II PHOTO

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

                       ALBERT C. BERSTICKER
                            Since 1996, Chairman and Chief Executive Officer, Ferro
ALBERT C. BERSTICKER        Corporation (industrial specialty chemicals). Previously,
       PHOTO                President and Chief Executive Officer, Ferro Corporation. Age 63.
                            KeyCorp director since 1991. Director, Ferro Corporation, Brush
                            Wellman Inc., and Oglebay Norton Company.

                       KENNETH M. CURTIS
                            Since 1994, Senior Member, Curtis, Thaxter, Stevens, Broder &
 KENNETH M. CURTIS          Micoleau LLC (law firm). Previously, President, Maine Maritime
       PHOTO                Academy (ocean-oriented college). Age 66. KeyCorp director since
                            1994 (Old Key director since 1993). Director, Bowater
                            Incorporated.

                       JOHN C. DIMMER
                            President, Firs Management Corporation (real estate and investment
JOHN C. DIMMER PHOTO        company). Age 69. KeyCorp director since 1994 (Old Key director since 1993).

                       CHARLES R. HOGAN
                            Co-Owner and Chief Executive Officer, C.R.H. Investments, Inc.
  CHARLES R. HOGAN          (shopping center and real estate development). Age 60. KeyCorp
       PHOTO                director since 1994 (Old Key director since 1993).

                       M. THOMAS MOORE
                            Since 1997, Retired Chairman and Chief Executive Officer,
  M. THOMAS MOORE           Cleveland-Cliffs Inc (iron ore producer). Previously, Chairman,
       PHOTO                President and Chief Executive Officer, Cleveland-Cliffs Inc. Age
                            63. KeyCorp director since 1992. Director, Cleveland-Cliffs Inc,
                            The LTV Corporation, and The Lubrizol Corporation.

                       RICHARD W. POGUE
                            Since 1994, Senior Advisor, Dix & Eaton (public relations).
  RICHARD W. POGUE          Previously, Senior Partner (1993-1994), Jones, Day, Reavis & Pogue
       PHOTO                (law firm); Managing Partner, Jones, Day, Reavis & Pogue. Age 69.
                            KeyCorp director since 1992. Director, Continental Airlines, Inc.,
                            Derlan Industries Ltd., LAI, Inc., M.A. Hanna Company, OHM
                            Corporation, Rotek Incorporated, and TRW Inc.

                       DENNIS W. SULLIVAN
                            Executive Vice President, Parker-Hannifin Corporation (industrial
 DENNIS W. SULLIVAN         and aerospace motion control components and systems). Age 59.
       PHOTO                KeyCorp director since 1993. Director, Parker-Hannifin Corporation and Ferro Corporation.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000

                       WILLIAM G. BARES
                            Since 1996, Chairman, President and Chief Executive Officer, The
  WILLIAM G. BARES          Lubrizol Corporation (chemicals for use in lubricants and fuels).
       PHOTO                Previously, President and Chief Executive Officer (1996), The
                            Lubrizol Corporation; President and Chief Operating Officer, The
                            Lubrizol Corporation. Age 56. KeyCorp director since 1987.
                            Director, The Lubrizol Corporation, Applied Industrial Technolo-
                            gies (Bearings), Inc., and Oglebay Norton Company.

                       DR. CAROL A. CARTWRIGHT
                            President, Kent State University (state university). Age 56.
CAROL A. CARTWRIGHT         KeyCorp Director since 1997. Director, FirstEnergy Corporation,
       PHOTO                M.A. Hanna Company, and Republic Engineered Steels, Inc.

                       ROBERT W. GILLESPIE
                            Since 1997, Chairman and Chief Executive Officer, KeyCorp.
ROBERT W. GILLESPIE         Previously, Chairman, President and Chief Executive Officer
       PHOTO                (1996-1997), KeyCorp; President and Chief Executive Officer
                            (1995-1996), KeyCorp; President and Chief Operating Officer
                            (1994-1995), KeyCorp; Chairman, President and Chief Executive
                            Officer, Society. Age 53. KeyCorp director since 1982.

                       HENRY S. HEMINGWAY
                            President, Town & Country Life Insurance Company (life insurance).
 HENRY S. HEMINGWAY         Age 44. KeyCorp director since 1994 (Old Key director since 1987).
       PHOTO

                       STEVEN A. MINTER
                            Executive Director and President, The Cleveland Foundation
  STEVEN A. MINTER          (philanthropic foundation). Age 59. KeyCorp director since 1987.
       PHOTO                Director, Consolidated Natural Gas Company, Goodyear Tire and
                            Rubber Company, and Rubbermaid, Inc.

                       RONALD B. STAFFORD
                            Partner, Stafford, Trombley, Purcell, Owens & Curtin, P. C. (law
 RONALD B. STAFFORD         firm); member of the New York State Senate since 1966. Age 62.
       PHOTO                KeyCorp director since 1994 (Old Key director since 1983).

     Messrs. Curtis and Stafford, directors of KeyCorp, are members of law firms that KeyCorp utilizes for legal services.

     Some of KeyCorp's executive officers and directors were customers of one or more of KeyCorp's subsidiary banks or other subsidiaries during 1997 and had transactions with such banks in the ordinary course of business. In addition, some of the directors are officers of, or have a relationship with, corporations or are members of partnerships which were customers of such banks during 1997 and had transactions with such banks in the ordinary course of business. All loans included in such transactions were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Similar transactions continue to be effected during 1998.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES*

     Board of Directors. During the year ended December 31, 1997, there were six meetings of KeyCorp's Board of Directors. Each continuing member of KeyCorp's Board other than Mr. Commes attended at least 75% of the aggregate of the meetings held by KeyCorp's Board of Directors and the meetings held by the committees of the Board on which such member served during 1997.

     KeyCorp's Board of Directors currently exercises certain of its powers through its Audit, Compensation and Organization, Executive and Finance Committees.

     Audit Committee. Messrs. Bares (Chair), Hemingway, Hogan, Minter, Pogue, Stafford, Sullivan, Ten Eyck and Ms. Veeder are the current members of KeyCorp's Audit Committee. The functions of this Committee include review of the adequacy of internal administrative, operating, and accounting policies and controls of KeyCorp and its affiliates, review of the financial information provided to shareholders and regulatory authorities, recommendation of the appointment of KeyCorp's independent auditors, review of services and fees of the independent public accountants, review with KeyCorp's management and its independent public accountants of the basis for annual reports, management's report concerning internal controls, and the independent auditors' report relating thereto as required by the Federal Deposit Insurance Corporation Improvement Act of 1991, review of KeyCorp's credit review activities as they relate to examinations for compliance with credit and related policies, review of the examinations of KeyCorp and its affiliates conducted by federal and state regulatory and supervisory authorities, service as the audit committee of KeyCorp's banking subsidiaries, review of the audit plans of the internal audit and credit review staff and of the independent auditors and the results and effectiveness of their audits, and supervision and direction of any special projects or investigations considered necessary. KeyCorp's Audit Committee met six times in 1997.

     Compensation and Organization Committee. Messrs. Bersticker, Commes, Curtis, Hardis (Chair) and McGregor are the current members of KeyCorp's Compensation and Organization Committee. The functions of this Committee include review and approval of KeyCorp's salary administration programs, determination of the compensation and terms of employment of senior management, determination of participants and awards under executive and incentive compensation plans and supplemental compensation plans, approval of (or amendments to) employee and officer retirement, compensation and benefit plans, review and recommendation of director compensation plans, review of organization structure and staffing, and review of management structure, development, and succession planning. KeyCorp's Compensation and Organization Committee met seven times in 1997.

     The Compensation and Organization Committee has formed the Equity Based Compensation Subcommittee. Messrs. Bersticker, Commes, Hardis (Chair) and McGregor are the current members of the Subcommittee. The functions of the Subcommittee include approval of (or amendments to) KeyCorp's equity based compensation plans including any excess benefit or deferred compensation plan with an equity based compensation component and plans under which "qualified performance-based compensation" is to be paid, determination of participants and awards under KeyCorp's equity based compensation plans, and the granting of stock options. The Equity Based Compensation Subcommittee was established in May of 1997 and met three times in 1997.

---------------

* Ms. Veeder is retiring as a director as of the Annual Meeting. She is, however, included in the description of KeyCorp's current Board of Directors and its committees.

     The Compensation and Organization Committee identifies and reviews the qualifications of prospective directors and recommends candidates for election as directors. Nominations for the election of directors by KeyCorp's Board of Directors may only be made by the affirmative vote of a majority of the directors then in office. The Committee will consider shareholder suggestions concerning qualified candidates for election as directors that are forwarded to such Committee. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including,
(a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of shares of capital stock of KeyCorp that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee, or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer, or employee of a depository institution or any company controlling a depository institution; and
(f) a statement of whether such individual would be willing to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) a representation that the shareholder is a holder of record of shares of KeyCorp entitled to vote at such meeting and (b) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons).

     Executive Committee. Messrs. Bares, Curtis, Gillespie (Chair), Hardis, Meyer, Moore, Pogue, and Ms. Veeder are the current members of KeyCorp's Executive Committee. The functions of the Executive Committee are to exercise the authority of the Board of Directors, to the extent permitted by law, on any matter requiring Board or Board committee action between Board or Board committee meetings. KeyCorp's Executive Committee met three times in 1997.

     Finance Committee. Messrs. Andrus, Dimmer, Meyer, Moore (Chair) and Ms. Cartwright are the current members of KeyCorp's Finance Committee. The functions of the Finance Committee include the review and oversight of KeyCorp's capital structure and capital management strategies, the exercise of the authority of the Board of Directors in connection with the authorization, sale and issuance by KeyCorp of debt and equity securities, the making of recommendations to the Board of Directors with respect to KeyCorp's dividend policy, the review and oversight of KeyCorp's asset/liability management policies and strategies, the review and oversight of compliance with regulatory capital requirement of KeyCorp and its bank subsidiaries, and the review and oversight of KeyCorp's capital expenditure process. The Finance Committee was established in May of 1997 and met three times in 1997.

     Director Compensation. Directors (other than Messrs. Gillespie and Meyer who receive no director fees) receive fees consisting of a $27,000 annual retainer, payable in quarterly installments, and $1,500 for attendance at each Board or committee meeting. Outside directors who serve as committee chairpersons receive additional compensation of $2,500 per quarter. Under the KeyCorp Director Deferred Compensation Plan, directors are given the opportunity to defer payment of director fees for future distribution. All such deferred payments are invested in either an interest bearing account (at an interest rate equal to 1/2% higher than the effective annual yield of the Moody's Average Corporate Bond Yield Index) or a KeyCorp Common Share account (which is a phantom stock account in which the directors' deferred compensation earns a yield based on the amount of dividends that would have been payable on an equal number of KeyCorp Common Shares and the increase or decrease in the market price of KeyCorp Common Shares, in both cases during the period that the deferred fees are invested in the KeyCorp Common Share account). All payments to the directors under the Director Deferred Compensation Plan are in the form of cash.

     Under KeyCorp's Directors' Stock Option Plan (the "Directors' Plan"), each of the non-employee directors is automatically granted, on an annual basis, options to purchase KeyCorp Common Shares. The option awarded to each director in 1997 covered 7,000 KeyCorp Common Shares (adjusted to reflect the two-for-one split of KeyCorp Common Shares, effective March 6, 1998). Commencing in 1998, the annual option grant to each director will have a value (determined on a formula basis) on the grant date equal to 2.75 times the annual cash retainer payable to a director. Messrs. Gillespie and Meyer were not eligible to participate in the Directors' Plan during 1997 because they were employees of KeyCorp. All options granted under the Directors' Plan are non-qualified stock options. Options generally expire ten years after grant. The purchase price of the option shares is equal to their fair market value on the date of grant and may be paid in cash or by the surrender of previously acquired KeyCorp Common Shares.

                                   ISSUE TWO

                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
               TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES
                  AND TO MODIFY DESCRIPTION OF PREFERRED STOCK

     KeyCorp's Amended and Restated Articles of Incorporation ("Articles") presently authorize the issuance of 900,000,000 Common Shares. The Board of Directors recommends an increase in the number of authorized Common Shares from 900,000,000 to 1,400,000,000 Common Shares.

     As of               , 1998, there were [          ] Common Shares issued
and outstanding, [          ] Common Shares were reserved for issuance in
connection with employee and director stock option plans and [          ] were
reserved for the employee discounted stock purchase plan. In addition, under the KeyCorp Rights Agreement, KeyCorp is required to reserve and keep available sufficient Common Shares to permit the exercise of all outstanding Rights, which
requires a reservation of           Common Shares as of               , 1998. If
all options were exercised, and taking into account the Common Shares required to be reserved under the Rights Agreement, KeyCorp would have an insufficient number of Common Shares.

     The Board of Directors believes that it is advisable to have additional Common Shares authorized for issuance in connection with existing option grants and in order to enable KeyCorp to take advantage of favorable market conditions or attractive business opportunities, and to facilitate future financings, employee benefit plans, stock dividends or splits, and other distributions. Having such additional authorized shares available will give KeyCorp greater flexibility by permitting such shares to be issued without the delay and expense incident to holding a special meeting of shareholders.

     The subsequent issuance by KeyCorp of Common Shares, including the additional shares that would be authorized if this proposed amendment to the Articles is adopted, may dilute the present equity ownership position of current holders of Common Shares. KeyCorp has no current plans, understandings or agreements for issuing the additional shares that are to be authorized by the proposed amendment. Holders of Common Shares do not have pre-emptive rights with respect to the issuance of additional shares by KeyCorp.

     The proposal to increase the authorized number of Common Shares could be viewed as having an anti-takeover effect. Authorized but unissued and unreserved Common Shares could be issued by the Board of Directors to make a change in control of KeyCorp more difficult by diluting the stock ownership of those seeking to obtain control of KeyCorp. For example, such shares could be sold in a private placement to purchasers who might oppose a change in control.

     In order to effect an increase in the number of authorized Common Shares,
Article IV, Section 1, of the Articles would be amended to read as set forth in Appendix A to this Proxy Statement.

     Second, the Board of Directors recommends that a technical correction be made to the terms of the Preferred Stock as set forth in Article IV, Part A of the Articles. No Preferred Stock is currently outstanding.

     The first sentence of Section 2(b) of Article IV, Part A reads as follows:

          (b) If the Corporation shall fail to pay full cumulative dividends on any series of Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Preferred Stock have been paid or declared and set apart for payment or until non-cumulative dividends have been paid regularly for at least one full year.

     The proposal is to delete the italicized word "cumulative" as the ninth word of the above sentence and to substitute the word "and" for the italicized words "or until" in the above sentence. The italicized word "cumulative" was inadvertently placed in the Articles that were adopted in 1994. The effect of the addition of the word "cumulative" in this instance may result in non-cumulative Preferred Stock, when and if issued, not having voting rights to elect two directors in the event KeyCorp fails to pay dividends for six quarterly dividend periods when there is no cumulative Preferred Stock outstanding. This result was not intended. To the contrary, the original intent was to provide the election rights to any series of Preferred Stock in the event of a dividend default for six quarterly dividend periods.

     Vote required. Pursuant to Article VI of the Articles, the affirmative vote of a majority of the outstanding Common Shares is required to adopt this proposal to amend the Articles to increase the authorized number of Common Shares and to make the above technical correction to the terms of the Preferred Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THIS AMENDMENT OF THE ARTICLES TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES OF KEYCORP AND TO CORRECT THE DESCRIPTION OF THE PREFERRED STOCK AS SET FORTH ABOVE.

                                  ISSUE THREE

            SHAREHOLDER PROPOSAL REQUESTING NECESSARY STEPS TO CAUSE
                        ANNUAL ELECTION OF ALL DIRECTORS

     The following proposal was submitted for inclusion in this Proxy Statement by Mr. Gerald R. Armstrong, 910 Fifteenth Street, #754, Denver, Colorado 80202-2924. Mr. Armstrong owns over 10,040 KeyCorp Common Shares.

          Shareholder Proposal. "Resolved: That the shareholders of KeyCorp, assembled in person and by proxy in an annual meeting, now request that the Board of Directors take those steps necessary to cause annual elections for all directors by providing that at future elections in annual meetings, all directors be elected annually and not by classes as is now provided and that on the expiration of the present terms their subsequent election shall also be on an annual basis."

          Supporting Statement. In last year's annual meeting, KeyCorp's shareholders voted 62,230,927 shares in favor of this proposal -- a significant increase over the votes received in 1996.

          It is noteworthy that shareholders of Chase Manhattan received one year terms for their directors upon merging with Chemical Bank.

          Recently, Ameritech, Time-Warner, Lockheed-Martin, Campbell Soups, Atlantic Richfield, Pacific Enterprise, Westinghouse, and other corporations have replaced three year terms with the annual election of all directors.

          Occidental Petroleum Corporation stated in its 1997 proxy statement in support of replacing three year terms with one year terms for its directors:

          "the current Board of Directors. . . .does recognize that under current views of corporate governance a classified board is believed to offer less protection against unfriendly takeover attempts than previously assumed while frustrating stockholders in their exercise of oversight of the board. The Board of Directors believes that the best interests of the stockholders are not currently served by maintaining a classified board. . . ."

          These actions have increased shareholder voting rights by 300% -- and, at no cost to the shareholders.

          The proponent believes the current system produces only a facade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

          At KeyCorp, this procedure will allow shareholders an opportunity to register annually their reviews of the performance of the board collectively and of each director, individually. Concern that annual elections of all directors would leave KeyCorp without experienced directors is unfounded.

          If you agree, please vote FOR this proposal. If your proxy card is unmarked on this issue, your shares will be automatically voted "AGAINST" this proposal.

     Board of Directors Recommendation and Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     KeyCorp's Board of Directors is divided into three classes of directors, each of which serve for staggered three year terms. These staggered terms are an effort to balance two very important concerns, those being the need for shareholders to express their opinion about the Board's performance each year and the need for KeyCorp's directors to focus on KeyCorp's long-term success.

     The Board believes that KeyCorp's success in producing long-term shareholder value, as reflected in dividend growth and stock price appreciation, requires long-term strategic planning, capital commitments and careful and consistent application of financial and other resources.

     In the opinion of KeyCorp's Board, a classified board of directors facilitates continuity and stability of leadership and policy by assuring that experienced individuals familiar with the corporation and its business will be on the board of directors at all times. A classified board of directors is also intended to prevent precipitous changes in the composition of the board and, thereby, serves to moderate corresponding precipitous changes in the corporation's policies, business strategies and operations. As current newspaper headlines demonstrate, no company, regardless of its size, is immune to a take-over attempt. Board classification is intended to encourage any person seeking to acquire control of KeyCorp to initiate such an action through arm's-length negotiations with the Board of Directors so as to benefit the Corporation's shareholders.

     Election of directors by classes is a common practice that has been adopted by many companies and currently exists at approximately sixty percent of the 500 companies comprising the 1997 Standard & Poor's Stock Price Index.

     This proposal requests the Board to take all steps necessary to change annual elections of all directors. One of those steps would be to amend KeyCorp's Regulations. Under KeyCorp's Regulations, the provisions providing for a classified Board may only be amended, repealed or altered by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal unless such amendment, repeal, or alteration is recommended by two-thirds of the Board of Directors, in which case the amendment, repeal or alteration would require the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal. Because the Board of Directors is recommending a vote "AGAINST" this proposal and has not recommended a repeal or amendment of the provisions in KeyCorp's Regulations providing for a classified Board, implementation of this proposal would involve management submitting at a future shareholder's meeting an appropriate amendment to KeyCorp's Regulations and such amendment would require the affirmative vote of three-quarters of KeyCorp's Common Shares. A vote in favor of this proposal is an advisory recommendation to the Board of Directors.

     Vote Required. Approval of this proposal will require the affirmative vote of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting.

                                   ISSUE FOUR

                              INDEPENDENT AUDITORS

     The Board of Directors of KeyCorp, acting upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as its independent auditors to examine the financial statements of KeyCorp and its subsidiaries for the year 1998. Ernst & Young LLP has conducted the annual audit of KeyCorp's financial statements since 1959. The Board of Directors recommends ratification of the appointment of Ernst & Young LLP. The favorable vote of the holders of a majority of the KeyCorp Common Shares represented in person or by proxy at the Annual Meeting will be required for such ratification.

     A representative of Ernst & Young LLP will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

     Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young LLP as KeyCorp's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP.

                               EXECUTIVE OFFICERS

     The executive officers of KeyCorp are principally responsible for making policy for KeyCorp, subject to the supervision and direction of KeyCorp's Board of Directors. All officers are subject to annual election at the annual organizational meeting of the directors. Under KeyCorp's Regulations, all executive officers hold their respective office or offices for such term as may be prescribed by the Board (generally, officers are elected annually) and until such persons' successors have been chosen. Messrs. Gillespie, Meyer, and Allen have employment agreements with KeyCorp. All executive officers other than Messrs. Gillespie and Meyer have change of control agreements with KeyCorp.

     There are no family relationships among directors, nominees or executive officers. Other than Messrs. Helfrich, Somers and Stevens, all have been employed in officer capacities with KeyCorp, Old Key, or their subsidiaries for at least the past five years.

     Set forth below are the names and ages of the executive officers of KeyCorp as of January 15, 1998, positions held by them during the past five years and the year from which held, and, in parentheses, the year they first became executive officers of either KeyCorp or Old Key.

GARY R. ALLEN (49)

     1994 to present: Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1993-1994: Executive Vice President and Chief Banking Officer, Old Key; 1991-1993: President and Chief Executive Officer, Key Bank of New York (former subsidiary of KeyCorp); 1988-1993: Chief Executive Officer, Key Bank of Western New York (former subsidiary of KeyCorp). (1993)

JAMES S. BINGAY (54)

     1994 to present: Executive Vice President, KeyCorp; 1990-1994: Executive Vice President, Society. (1990)

JAMES A. FISHELL (46)

     1997 to present: Executive Vice President, KeyCorp; 1997: Chairman and President, Key Corporate Capital Inc. (subsidiary of KeyCorp); 1989-1996:
Executive Vice President, KeyBank National Association (formerly known as Society National Bank). (1997)

ROBERT W. GILLESPIE (53)

     1996 to present: Chairman and Chief Executive Officer, KeyCorp; 1995-1996:
Chief Executive Officer and President, KeyCorp; 1994-1995: President and Chief Operating Officer, KeyCorp; 1988-1994: Chairman, Chief Executive Officer, and President, Society. (1981)

ALLEN J. GULA, JR. (43)

     1994 to present: Executive Vice President, KeyCorp; 1992-1994: Executive Vice President and Group Executive, Information Technology and Operations, Society. (1992)

R. B. HEISLER, JR. (49)

     1996 to present: Executive Vice President, KeyCorp; 1995-1996: Chief Executive Officer and President, KeyBank National Association (formerly known as Society National Bank); 1994-1995: Executive Vice President, KeyCorp; 1993-1994:
Executive Vice President, Society. (1996)

THOMAS E. HELFRICH (47)

     1995 to present: Executive Vice President, KeyCorp; 1986-1995: Senior Vice President-Human Resources, The Travelers Inc. (insurance and financial services company). (1995)

LEE IRVING (49)

     1995 to present: Executive Vice President and Chief Accounting Officer, KeyCorp; 1994-1995: Executive Vice President, Treasurer, and Chief Accounting Officer, KeyCorp; 1986-1994: Senior Vice President and Treasurer, Old Key.
(1986)

HENRY L. MEYER III (48)

     1997 to present: President and Chief Operating Officer, KeyCorp; 1996-1997:
Vice Chairman of the Board and Chief Operating Officer, KeyCorp; 1995-1996:
Senior Executive Vice President and Chief Operating Officer, KeyCorp; 1994-1995:
Senior Executive Vice President and Chief Banking Officer, KeyCorp; 1991-1994:
Vice Chairman of the Board and Chief Banking Officer, Society. (1987)

K. BRENT SOMERS (49)

     1996 to present: Senior Executive Vice President and Chief Financial Officer, KeyCorp; 1994-1995: Executive Vice President and Chief Financial Officer, The United States Shoe Corporation (manufacturing); 1990-1994: Vice President and Chief Financial Officer, The United States Shoe Corporation.
(1996)

THOMAS C. STEVENS (48)

     1997 to present: Senior Executive Vice President, General Counsel and Secretary, KeyCorp; 1996-1997: Executive Vice President, General Counsel and Secretary, KeyCorp; 1991-1996: Managing Partner, Thompson Hine & Flory LLP (law firm). (1996)

                       COMPENSATION OF EXECUTIVE OFFICERS

     Summary. The following table sets forth the compensation paid by KeyCorp and its subsidiaries for each of the previous three years to the individual who served as KeyCorp's Chief Executive Officer during 1997 and each of the remaining four highest paid executive officers of KeyCorp at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                           --------------------------------
                                                                                 Awards            Payouts
                                           Annual Compensation             -------------------    ---------
                                  --------------------------------------       SECURITIES         Long-Term
   NAME AND PRINCIPAL                                       OTHER ANNUAL       UNDERLYING         Incentive       All Other
        POSITION           YEAR    SALARY       BONUS       COMPENSATION   OPTIONS/SARS(#)(5)      Payouts       Compensation
-------------------------  ----   --------    ----------    ------------   -------------------    ---------    ----------------
Robert W. Gillespie        1997   $885,000    $1,200,000(2)     --    (3)         400,000         $408,072 (6)     $186,265(8)
  Chairman of the Board    1996    830,000       520,000(2)     --    (3)         130,000          378,909 (6)      122,063(9)
  and Chief Executive      1995    754,167       404,000(2)     --    (3)          80,000          407,451 (7)      109,974(10)
  Officer

Henry L. Meyer III         1997    540,000       725,000(2)     --    (3)         320,000          200,325 (6)       95,396(11)
  President and Chief      1996    470,250       215,000(2)     --    (3)          50,000          182,526 (6)       59,187(12)
  Operating Officer        1995    435,750       187,000(2)     --    (3)          40,000          244,112 (7)       58,793(13)

Gary R. Allen              1997    476,250       400,000(2)     --    (3)         200,000          180,577 (6)       71,015(14)
  Senior Executive Vice    1996    459,000       190,000(2)     --    (3)          50,000          178,638 (6)       56,543(15)
  President and Chief      1995    435,750       187,000(2)     --    (3)          71,736            --              44,310(16)
  Banking Officer

K. Brent Somers            1997    434,375       400,000(2)     --    (3)         200,000            --              60,585(17)
  Senior Executive Vice    1996    386,586(1)    172,000(2)     58,408(4)         100,000            --              35,705(18)
  President and Chief
  Financial Officer

Thomas C. Stevens          1997    383,250       320,000(2)     --    (3)         120,000            --              51,066(19)
  Senior Executive Vice    1996    186,298(1)    140,000(2)     41,650(4)          40,000            --             120,359(20)
  President, General
    Counsel
  and Secretary

---------------

 (1) Messrs. Somers and Stevens commenced employment at KeyCorp on February 5, 1996 and July 1, 1996, respectively.

 (2) Amounts awarded under KeyCorp's Short Term Incentive Compensation Plan for the respective fiscal years, whether paid in cash or deferred.

 (3) Other annual compensation received in the respective fiscal years was in the form of perquisites, the amount of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive.

 (4) Each perquisite or other personal benefit which exceeds 25% of the total perquisites and other personal benefits received by Messrs. Somers and Stevens are as follows: Mr. Somers (1996) -- $35,663 (moving allowance), $22,745 (tax gross-up on moving allowance); Mr. Stevens (1996) -- $24,610 (club initiation fees), $13,222 (tax gross-up on club initiation fees).

 (5) The information in this column has been adjusted to reflect the two-for-one split of KeyCorp Common Shares which was effected by a 100% stock dividend, effective March 6, 1998.

 (6) Amounts awarded under the KeyCorp Long Term Cash Incentive Compensation Plan for the three year cycle ending in respective fiscal years, whether paid in cash or deferred.

 (7) Amounts awarded under the Society Corporation Long Term Incentive Compensation Plan for the three year cycle ending in fiscal year 1995, whether paid in cash or deferred.

 (8) $9,500 (amounts contributed under the KeyCorp 401(k) Savings Plan); $157,521 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan and KeyCorp Deferred Compensation Plan); $19,244 (universal life insurance premiums).

 (9) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $94,735 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $18,328 (universal life insurance premiums).

(10) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $84,937 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $16,037 (universal life insurance premiums).

(11) $9,500 (amounts contributed under the KeyCorp 401(k) Savings Plan); $78,420 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan and KeyCorp Deferred Compensation Plan); $7,476 (universal life insurance premiums).

(12) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $43,067 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $7,120 (universal life insurance premiums).

(13) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $43,012 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $6,781 (universal life insurance premiums).

(14) $9,500 (amounts contributed under the KeyCorp 401(k) Savings Plan); $54,710 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan and KeyCorp Deferred Compensation Plan); $6,805 (split-dollar life insurance premiums).

(15) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $40,658 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $6,885 (split-dollar life insurance premiums).

(16) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $28,365 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $6,945 (split-dollar life insurance premiums).

(17) $9,500 (amounts contributed under the KeyCorp 401(k) Savings Plan); $40,563 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $10,522 (universal life insurance premiums).

(18) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $24,515 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $2,190 (universal life insurance premiums).

(19) $9,500 (amounts contributed under the KeyCorp 401(k) Savings Plan); $32,695 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $8,871 (universal life insurance premiums).

(20) $9,000 (amounts contributed under the KeyCorp 401(k) Savings Plan); $10,578 (amounts contributed under the KeyCorp Excess 401(k) Savings Plan); $781 (universal life insurance premiums); $100,000 (signing bonus).

     Option Grants. The following table provides information regarding grants of stock options made during the year ended December 31, 1997, to each of the executive officers named in the Summary Compensation Table. The information in the following table has been adjusted to reflect the two-for-one stock split of KeyCorp Common Shares which was effected by a 100% stock dividend, effective March 6, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------------      POTENTIAL REALIZABLE VALUE
                               NUMBER OF           % OF TOTAL                                      AT ASSUMED ANNUAL RATES OF
                               SECURITIES           OPTIONS          EXERCISE                       STOCK PRICE APPRECIATION
                               UNDERLYING          GRANTED TO        OR BASE                        FOR TEN YEAR OPTION TERM
                                OPTIONS            EMPLOYEES          PRICE        EXPIRATION      ---------------------------
          NAME                 GRANTED(#)        IN FISCAL YEAR       ($/SH)          DATE             5%              10%
------------------------     --------------      --------------      --------      ----------      ----------      -----------
Robert W. Gillespie              400,000(1)            5.6%          $26.156 (2)     1/15/07       $6,579,747      $16,674,371
Henry L. Meyer III               320,000(1)            4.5%           26.156 (2)     1/15/07        5,263,798       13,339,497
Gary R. Allen                    200,000(1)            2.8%           26.156 (2)     1/15/07        3,289,874        8,337,186
K. Brent Somers                  200,000(1)            2.8%           26.156 (2)     1/15/07        3,289,874        8,337,186
Thomas C. Stevens                120,000(1)            1.7%           26.156 (2)     1/15/07        1,973,924        5,002,311

---------------

(1) These are Performance Options granted under the Amended and Restated 1991 Equity Compensation Plan with a specially designed vesting provision. This vesting provision has been designed to provide an exceptional reward to the executives if, and only if, other KeyCorp shareholders have been rewarded by performance of KeyCorp's stock price and if KeyCorp's financial performance is strong. The Performance Options vest if the market value of KeyCorp Common Shares equals or exceeds $37.00 per share for seven consecutive trading dates by December 31, 2000, $41.00 per share for seven consecutive trading dates by December 31, 2001, or $45.00 per share for seven consecutive trading dates by December 31, 2002 and KeyCorp's earnings per share equal or exceed $2.60 for the year 1999 or any year prior thereto or $2.92 per share for the year 2000. The options also vest upon certain changes of control as set forth in the option agreement.

(2) The exercise price equals the market price of a KeyCorp Common Share on the date of the option grant as adjusted for the two-for-one stock split on March 6, 1998.

     The options reported in the preceding table were granted on January 15, 1997, at an exercise price equal to the market price of KeyCorp Common Shares on that date, which was, after adjustment for the two-for-one stock split on March 6, 1998, $26.156. Based on this adjusted stock price, the market value of KeyCorp Common Shares at the end of the ten year option period using 5% and 10% compounded annual returns would be $42.605 and $67.842, respectively.

     Option Exercises and Values. The following table provides information regarding exercises of stock options during the year ended December 31, 1997, by the executive officers named in the Summary Compensation Table, and the value of such officers' unexercised stock options as of December 31, 1997. The information in the following table has been adjusted to reflect the two-for-one stock split of KeyCorp Common Shares which was effected by a 100% stock dividend, effective March 6, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS/               IN-THE-MONEY OPTIONS/
                                    SHARES                              SARS AT FY-END (#)              SARS AT FY-END
                                 ACQUIRED ON          VALUE                EXERCISABLE/                  EXERCISABLE/
             NAME                EXERCISE (#)        REALIZED             UNEXERCISABLE                UNEXERCISABLE(1)
-------------------------------  ------------       ----------        ----------------------        ----------------------
Robert W. Gillespie                 72,000          $1,313,250            843,334/486,666           $17,708,835/5,246,454
Henry L. Meyer III                  82,484           1,501,975            512,668/353,332            11,390,923/3,541,835
Gary R. Allen                        5,000              98,856            118,472/233,332             2,543,431/2,441,177
K. Brent Somers                          0                   0             16,668/283,332               283,617/3,252,328
Thomas C. Stevens                        0                   0             40,000/120,000               631,876/1,100,658

---------------

(1) Based on a December 31, 1997 mean between high and low prices for KeyCorp Common Shares which equaled $35.328 after adjustment for the two-for-one stock split in KeyCorp Common Shares effective March 6, 1998.

     Long Term Incentive Compensation. During 1997, KeyCorp's Compensation and Organization Committee selected participants in the KeyCorp Long Term Cash Incentive Compensation Plan for the 1997-1999 three-year compensation period. Messrs. Gillespie, Meyer, Allen, Somers, and Stevens were included as participants. The Committee has determined objective criteria by which KeyCorp's financial performance should be judged and distributions under the Plan should be made. These criteria were based on the Committee's judgment of a range of return on common equity that would warrant satisfactory to excellent results for KeyCorp for the compensation period. Based on KeyCorp's 1997 job grade market points (i.e., average salaries for executives in the marketplace in similar positions) upon which payments under the Plan will be based (which may change by the time the awards are actually determined), the officers in the Summary Compensation Table would be eligible to receive the following payments for the compensation periods indicated.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                        NON-STOCK PRICE-BASED PLANS
                                           PERFORMANCE         ---------------------------------------------
               NAME                          PERIOD            THRESHOLD(1)         TARGET          MAXIMUM
-----------------------------------        -----------         -----------         --------         --------
Robert W. Gillespie                         1997-1999            $64,125           $256,500         $641,250
Henry L. Meyer III                          1997-1999             41,250            165,000         412,500
Gary R. Allen                               1997-1999             27,313            109,250         273,125
K. Brent Somers                             1997-1999             27,313            109,250         273,125
Thomas C. Stevens                           1997-1999             22,500             90,000         225,000

---------------

(1) If the threshold is not met, no payouts will be made.

     These executives are participants in the KeyCorp Long Term Cash Incentive Compensation Plan for the 1996-1998 compensation period and, with the exception of Messrs. Somers and Stevens, are also participants for the 1995-1997 compensation period. Payouts under the 1995-1997 compensation period are reflected in the Summary Compensation Table on page 17 of this Proxy Statement under the heading "Long-Term Incentive Payouts."

     Pension Plan. Substantially all officers and employees of KeyCorp and participating subsidiaries are participants in the KeyCorp Cash Balance Pension Plan (the "Pension Plan"). Certain officers, including all executives named in the Summary Compensation Table on page 17 of this Proxy Statement, also participate in related supplemental and excess retirement plans. The Pension Plan is a cash balance plan that provides a pension based upon a hypothetical account balance maintained for the participant to which accruals are made equal to a percentage of the participant's compensation and to which interest is credited.

     Certain officers (including Messrs. Gillespie, Meyer, and Allen) have retirement benefits under the Pension Plan and related supplemental and excess plans. Such retirement benefits, for purposes of the supplemental plans, are based on the participant's years of participation in the relevant plan and average annual compensation for either the five highest consecutive years during the last ten years of employment for former Society employees or the three highest consecutive years during the last five years of employment for former Old Key employees. For purposes of the excess plan, benefits are based on the participant's compensation in excess of the compensation limits imposed under the Pension Plan by Section 401(a)(17) of the Internal Revenue Code. The following table sets forth the estimated maximum annual benefits payable under the Pension Plan and related supplemental or excess plans to participants who
(1) have such retirement benefits, and are participants in a supplemental or excess plan, (2) attained the Social Security retirement age on December 31, 1997, and (3) elect to receive a straight lifetime annuity.

                                  ESTIMATED ANNUAL RETIREMENT BENEFITS
  AVERAGE                        WITH INDICATED YEARS OF PARTICIPATION
   FINAL         ----------------------------------------------------------------------
COMPENSATION         15             20             25             30             35
------------     ----------     ----------     ----------     ----------     ----------
 $  400,000      $  220,000     $  260,000     $  300,000     $  300,000     $  300,000
    600,000         330,000        390,000        450,000        450,000        450,000
    800,000         440,000        520,000        600,000        600,000        600,000
  1,000,000         550,000        650,000        750,000        750,000        750,000
  1,200,000         660,000        780,000        900,000        900,000        900,000
  1,400,000         770,000        910,000      1,050,000      1,050,000      1,050,000
  1,600,000         880,000      1,040,000      1,200,000      1,200,000      1,200,000
  1,800,000         990,000      1,170,000      1,350,000      1,350,000      1,350,000
  2,000,000       1,100,000      1,300,000      1,500,000      1,500,000      1,500,000
  2,400,000       1,320,000      1,560,000      1,800,000      1,800,000      1,800,000
  2,600,000       1,430,000      1,690,000      1,950,000      1,950,000      1,950,000
  2,800,000       1,540,000      1,820,000      2,100,000      2,100,000      2,100,000
  3,000,000       1,650,000      1,950,000      2,250,000      2,250,000      2,250,000

     All benefit amounts are subject to the annual pension limitations imposed by the Internal Revenue Code for qualified plans; however, the extent of any reduction will vary according to the limits existing at the time pension payments commence. Amounts under the Pension Plan reduced by Internal Revenue Code limitation may be paid under a supplemental or excess plan. The benefits are not subject to any deduction for social security or any other offset.

     Compensation for purposes of computing benefits under the Pension Plan and excess and supplemental plans is total base pay and incentive compensation paid during a calendar year, plus amounts deducted for the 401(k) and flexible benefits plans during such year, but does not include amounts attributable to stock options or receipt of non-cash remuneration that is included in the participant's income for Federal income tax purposes. Compensation for purposes of the Pension Plan and excess and supplemental plans is substantially the same as shown in the Summary Compensation Table after excluding stock options, "all other compensation," and "other annual compensation." Normal retirement age is
65. The Pension Plan requires 5 years of service for vesting. The excess and supplemental plans require 5 years of service for vesting for the former Old Key employees, including Mr. Allen, and 10 years of service and the attainment of age 55 for former Society employees, including Messrs. Gillespie and Meyer. Messrs. Gillespie, Meyer, Allen, Somers, and Stevens were credited under the excess or supplemental plans with 28, 24, 24, 1, and 1 years service, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, KeyCorp's directors and certain officers are required to report their ownership and changes in ownership of KeyCorp Common Shares to the SEC. The SEC has established certain due dates for these reports. The Corporation knows of no person who failed to timely file any such report during 1997.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     KeyCorp is a party to employment agreements and change of control agreements with Mr. Gillespie and certain of its other executive officers.

     Employment Agreement With Mr. Gillespie. KeyCorp and Mr. Gillespie are parties to an employment agreement pursuant to which Mr. Gillespie is to be employed by KeyCorp as Chairman of the Board and Chief Executive Officer through May 31, 2000. Under the employment agreement, Mr. Gillespie is to be paid a base salary of not less than $840,000 per year and is entitled to participate in all KeyCorp executive incentive compensation plans including KeyCorp's short and long term incentive compensation plans. The employment agreement provides for an additional two years of compensation and benefits to Mr. Gillespie (through May 31, 2002) if, in 2000, the employment agreement is not mutually extended or a new employment agreement is not entered into.

     Under the employment agreement, Mr. Gillespie may terminate his employment for good reason (and receive post-termination benefits) under certain circumstances whether or not a change of control of KeyCorp occurs. Those circumstances that will constitute good reason under the employment agreement whether or not a change of control occurs include (a) demotion or removal of Mr. Gillespie from either of his executive positions (i.e., Chairman of the Board and Chief Executive Officer); (b) a reduction in Mr. Gillespie's base salary or participation in benefit plans; (c) a good faith determination by Mr. Gillespie that his responsibilities, duties, and authority have been materially reduced from those contemplated by the employment agreement; or (d) relocation of Mr. Gillespie's principal place of employment outside the Cleveland metropolitan area. Those circumstances that will constitute good reason under the employment agreement after a change of control of KeyCorp occurs also include any reduction in Mr. Gillespie's incentive compensation or a good faith determination by Mr. Gillespie that his responsibilities or duties have been materially reduced from their level before the change of control or that he is unable to carry out the responsibilities of his positions as a result of the change of control.

     Under the employment agreement, if Mr. Gillespie's employment with KeyCorp is terminated before his 65th birthday for any reason other than voluntary resignation by Mr. Gillespie (without good reason) before May 2000 or termination by KeyCorp for cause, and Mr. Gillespie (or his estate or designated beneficiary) is entitled to receive retirement benefits under any KeyCorp retirement plan after March 26, 1999 (Mr. Gillespie's 55th birthday), KeyCorp will pay a supplemental retirement benefit in an amount sufficient to provide Mr. Gillespie the same aggregate benefit that he would have received if he had continued in the employ of KeyCorp through his 65th birthday (by eliminating any reduction because he started receiving benefits before his 65th birthday and giving him credit for additional years of service for the period after his termination date and before his 65th birthday). Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Gillespie's employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or totally abandons his duties and responsibilities. KeyCorp will have "cause" to terminate Mr. Gillespie's employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp.

     If a change of control occurs while Mr. Gillespie is employed under the employment agreement and an exercise by him of the right referred to in this paragraph would not conflict with the treatment for accounting purposes of any transaction entered into in connection with the change of control as a pooling of interests, Mr. Gillespie will be entitled to surrender his rights in any outstanding KeyCorp stock options (whether or not then exercisable) in return for a payment equal to the spread on those options.

     If any amount of compensation otherwise payable to Mr. Gillespie as earned would not be deductible by KeyCorp by reason of the disallowance rules of
Section 162(m) of the Internal Revenue Code (which rules generally disallow deductions for certain compensation paid to any of certain "covered employees" of a publicly held corporation in excess of $1,000,000 per year), but would be deductible if it were deferred until a later year, that amount of compensation will be so deferred until the earlier of the first date on which the compensation can be paid without disallowance of the deduction to KeyCorp or April 15 of the year immediately following the year in which Mr. Gillespie ceases to be a covered employee of KeyCorp. Upon payment of any such deferred amounts of compensation, KeyCorp will pay to Mr. Gillespie an additional amount for interest on the deferred amounts.

     Under the employment agreement, Mr. Gillespie is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity; to payment of certain legal fees incurred in enforcing his rights under his employment agreement; to ancillary benefits incident to the performance of his duties under that agreement; and to a special supplemental death benefit if he dies while employed by KeyCorp and he is survived by his wife. The special supplemental death benefit, if payable, would consist of monthly installments to Mr. Gillespie's wife (or to her estate), for her life or, if longer, through the 15th anniversary of Mr. Gillespie's death. Each monthly payment would be in an amount that, when added to the monthly survivor benefits, if any, payable to Mr. Gillespie's wife under all KeyCorp retirement plans, equals one third of Mr. Gillespie's monthly compensation (base salary and incentive compensation). The employment agreement also provides that if Mr. Gillespie's employment is terminated for any reason other than cause, voluntary resignation before May 2000, death, or disability, KeyCorp is to provide to Mr. Gillespie a furnished office, amenities, and secretarial support, appropriate to his status as a former Chairman of the Board and Chief Executive Officer, through May 31, 2007.

     Events Constituting a Change of Control. Under the employment agreement with Mr. Gillespie as well as under the employment agreement with Mr. Meyer and the change of control agreements with certain other executive officers that are described below, a change of control will be deemed to have occurred (a) if KeyCorp merges with another corporation and either (i) KeyCorp shareholders receive less than 65 percent of the outstanding voting securities of the surviving corporation or (ii) directors of KeyCorp cease to constitute at least 51% of the directors of the surviving corporation; (b) a person becomes the beneficial owner of 35% or more of KeyCorp's outstanding stock or files a report disclosing the acquisition of that amount of such stock; (c) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of KeyCorp, or (d) without the prior approval of the Board of Directors of KeyCorp, an announcement is made of an intention to engage in a transaction that, if consummated, would result in a "change event," or to solicit proxies in connection with a proposal that is not approved or recommended by the Board of Directors or to engage in an election contest relating to the election of directors of KeyCorp and at any time within 24 months after the announcement, individuals who constituted the directors of KeyCorp when the announcement was made (the "incumbent directors") cease to constitute at least a majority thereof unless both all new directors have been approved by at least 2/3 of the incumbent directors in office at the time of nomination of each new director and the incumbent directors determine that the change in composition of the Board that results in incumbent directors no longer being a majority of the Board was not attributable to any change event. For these purposes, a "change event" includes the making of a tender offer for 25% or more of the outstanding voting stock of KeyCorp, any person becoming the beneficial owner of 25% or more of the outstanding voting stock of KeyCorp, or the filing of any report disclosing the acquisition of 25% or more of the outstanding voting stock of KeyCorp; a merger of KeyCorp with another corporation in a transaction that results in less than 50% of the outstanding voting securities of the surviving corporation having been issued in exchange for voting securities of KeyCorp or less than 51% of the directors of the surviving corporation being individuals who were directors of KeyCorp immediately before the transaction; or a sale or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of KeyCorp.

     Employment Agreement with Mr. Meyer. KeyCorp and Mr. Meyer are parties to an employment agreement pursuant to which Mr. Meyer is employed by KeyCorp as its President for a constantly renewing two year term at a base salary of not less than $550,000 per annum plus full participation in all incentive and other compensatory plans available generally to KeyCorp's senior officers. If Mr. Meyer's employment is terminated by KeyCorp without cause before the occurrence of a change of control, he is to be paid an amount equal to two times the sum of his base salary plus his average incentive compensation in 24 monthly installments after the termination. If Mr. Meyer's employment is terminated by KeyCorp without cause after the occurrence of a change of control, he is to be paid an amount equal to three times the sum of his base salary and his average annual incentive compensation in a lump sum within 30 days after the termination, he is to be provided the benefit of continuing participation in all KeyCorp retirement and savings plans through the third anniversary of the termination, and his rights in KeyCorp's supplemental retirement plan will be fully vested whether or not he has attained age 55. If, during a six-month window period commencing one year after a change of control, Mr. Meyer voluntarily terminates his employment for good reason, he is to be paid an amount equal to two times the sum of his base salary and his average annual incentive compensation in a lump sum within 30 days after the termination, he is to be provided the benefit of continuing participation in all KeyCorp retirement and savings plans through the second anniversary of the termination, and his rights in KeyCorp's supplemental retirement plan will be fully vested whether or not he has attained age 55.

     Under the employment agreement, Mr. Meyer may consider himself constructively terminated if, at any time, his base salary is reduced other than in connection with an across-the-board salary reduction applicable to all senior officers of KeyCorp, he is excluded from full participation in any incentive or other compensatory plan generally applicable to senior officers of KeyCorp, he is demoted or removed from office, he is asked to resign when KeyCorp does not have cause for terminating his employment, or his principal place of employment is relocated outside of the Cleveland metropolitan area. In addition, Mr. Meyer may consider himself constructively terminated if, after a change of control, his base salary is reduced (whether or not in connection with any reductions of other base salaries), he is excluded from full participation in any incentive or other compensatory plan in effect during the year before the change of control unless a substitute plan providing similar benefits is made available, he is excluded from full participation in any incentive or other compensatory plan that is generally applicable to senior officers of the surviving entity, or the headquarters of the surviving entity is outside of the Cleveland metropolitan region.

     Under the employment agreement, KeyCorp will have "cause" to terminate Mr. Meyer's employment before a change of control if he commits a felony, acts dishonestly in a way that is materially inimical to the best interests of KeyCorp, competes with KeyCorp, or abandons and consistently fails to attempt to perform his duties or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment. KeyCorp will have "cause" to terminate Mr. Meyer's employment after a change of control if he is convicted of a felony, acts dishonestly and feloniously in a way that is materially inimical to the best interests of KeyCorp, or competes with KeyCorp or if a bank regulatory agency issues a final order requiring KeyCorp to terminate or suspend his employment.

     Mr. Meyer will have good reason to terminate his employment during a window period after a change of control if, following notice by him and an opportunity for the surviving entity to cure, he determines in good faith that his position, duties, and responsibilities are materially reduced from those in effect before the change of control, that his reporting relationships with superior officers have materially changed from those in effect before the change of control, or that he is unable to carry out his responsibilities and duties after the change of control.

     If any amount of compensation otherwise payable to Mr. Meyer as earned would not be deductible by KeyCorp by reason of the disallowance rules of
Section 162(m) of the Internal Revenue Code, but would be deductible if it were deferred until a later year, that amount of compensation will be so deferred until the earlier of the first date on which the compensation can be paid without disallowance of the deduction to KeyCorp or April 15 of the year immediately following the year in which Mr. Meyer ceases to be a covered employee of KeyCorp. Upon payment of any such deferred amounts of compensation, KeyCorp will pay to Mr. Meyer an additional amount for interest on the deferred amounts.

     Under the employment agreement, Mr. Meyer is entitled to continuing indemnification to the fullest extent permitted by Ohio law for actions against him by reason of his being or having been a director or officer of KeyCorp or any related entity and to payment of certain legal fees incurred in enforcing his rights under his employment agreement.

     Amended Employment Agreement With Mr. Allen. KeyCorp and Mr. Allen are parties to a preexisting employment agreement that was amended in anticipation of the Merger. In general, as amended, the employment agreement provides for the employment of Mr. Allen through June 30, 1998. If Mr. Allen's employment is terminated by KeyCorp without cause at any time before June 30, 1998, Mr. Allen will be entitled to receive all payment and benefits (including retirement benefits) to which he would have been entitled had he continued to perform services under the employment agreement through June 30, 1998. For purposes of Mr. Allen's amended employment agreement, "cause" includes a material breach of the agreement by Mr. Allen, misconduct as an executive of KeyCorp, unreasonable neglect or refusal to perform assigned duties, conviction of a crime involving moral turpitude, adjudication as a bankrupt, failure to follow reasonable instructions of superior executive officers, or imposition by a bank regulatory agency of a final order of suspension or removal for improper conduct.

     Agreement With Mr. Stevens. KeyCorp and Mr. Stevens are parties to a 1996 letter agreement that will provide him with benefits if his employment with KeyCorp is terminated either before July 1, 1999 or at any time within two years of a change of control of KeyCorp (in either time frame, only if the termination is other than (i) voluntarily by Mr. Stevens except for good reason or (ii) for cause by KeyCorp (defined as dishonesty or a violation of KeyCorp's Code of Ethics that is materially inimical to KeyCorp) or (iii) due to death or disability). If such a termination occurs before July 1, 1999 and not within two years of a change of control, KeyCorp will pay to Mr. Stevens a lump-sum severance benefit equal to two times the sum of his base salary plus his target short-term incentive compensation. If such a termination occurs within two years of a change of control, KeyCorp will pay to Mr. Stevens a lump-sum severance benefit equal to two and one half times the sum of his base salary plus his target short-term and long-term incentive compensation. In addition, in either such case, KeyCorp will maintain medical, disability, and group life insurance or equivalent benefits for two years after the termination. For purposes of the letter agreement, Mr. Stevens will have good reason for voluntarily terminating his employment if his base salary is reduced other than in connection with an across-the-board salary reduction applicable to all senior officers of KeyCorp, he is excluded from full participation in any benefit plan or arrangement maintained for senior executives of KeyCorp, his principal place of employment for KeyCorp is relocated outside of the Cleveland metropolitan area, or he is removed from KeyCorp's Management Committee or from the position of General Counsel and Secretary of KeyCorp.

     New Change of Control Agreements. During 1997, KeyCorp entered into new change of control agreements with each of its executive officers other than Messrs. Gillespie and Meyer (including Messrs. Allen, Somers, and Stevens) which provide that if, at any time within two years after the occurrence of a change of control, the officer's employment is terminated by KeyCorp (except for cause) or the officer terminates employment because the officer's base salary is reduced or relocation is made a condition of the officer's employment, KeyCorp will pay to the officer a lump sum severance benefit equal to two and one half years' compensation (base salary and average annual incentive compensation) and will pay the cost of continuing health benefits until the earlier of the expiration of the continuation period required by Federal law or the date the officer secures other employment. Each new change of control agreement also provides a three-month window period, commencing 15 months after the date of a change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to one and one half years' compensation (base salary and average annual incentive compensation) if, at any time before the executive's resignation, (a) the executive determines in good faith that the executive's position, responsibilities, duties, or status with KeyCorp are materially less than or reduced from those in effect before the change of control or that the executive's reporting relationships with superior executive officers have been materially changed from those in effect before the change of control, (b) the executive is excluded from full participation in any incentive compensation plan or stock option, stock appreciation, or similar equity based plan in which similarly situated KeyCorp executives generally participate, or
(c) the headquarters that was the executive's principal place of employment before the change of control (whether KeyCorp's headquarters or a regional headquarters) is relocated to a site outside of the greater metropolitan area in which that headquarters was located before the change of control. For purposes of the new change in control agreements, "cause" includes conviction of a felony, dishonesty in the course of employment that constitutes a felony and is inimical to the best interest of KeyCorp or a subsidiary, imposition by a bank regulatory agency of a final order of suspension or removal, or competing with KeyCorp.

     Section 280G Excise Tax on Payments. In general, the employment, severance, and change of control agreements to which KeyCorp is a party provide for a tax gross-up if any payment exceeds the Section 280G limits so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply.

                    COMPENSATION AND ORGANIZATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     KeyCorp's Board of Directors has delegated to the Compensation and Organization Committee ("C&O Committee"), including its subcommittee, the Equity Based Compensation Subcommittee ("EBC Subcommittee")(collectively referred to herein as "the Committee"), responsibility for executive compensation. The EBC Subcommittee has responsibility for equity based compensation and compensation plans with an equity based component, and also plans under which "qualified performance-based compensation" is to be paid (compensation that is to be excluded from the restrictions of tax deductibility under Section 162(m) of the Internal Revenue Code). The C&O Committee has responsibility for all other forms of executive compensation.

BACKGROUND ON OVERALL PROGRAM

     In designing KeyCorp's executive compensation program, KeyCorp and the Committee concluded that the program should:

     - Operate as a primary motivator in driving executive decisions and activities to enhance shareholder value.

     - Pay total compensation that is commensurate with KeyCorp's performance as compared with other comparable financial institutions.

     - Promote a strong pay for performance culture by ensuring that highly competitive compensation is conditioned on the attainment of challenging objectives.

     - Permit KeyCorp to attract, retain, and motivate the best available executive talent.

     - Encourage substantial share ownership by executives.

     The executive compensation program -- including the establishment of job grades, salary ranges, and market points (the approximate average salary for executives in similar jobs in the marketplace), and the assignment of senior executives to job grades based upon their executive responsibilities -- was designed and implemented with the aid of an independent outside executive compensation consultant.

     Under the compensation program adopted by KeyCorp and the Committee, executive positions are compensated (on a total compensation basis) by comparison with comparable positions in peer bank holding companies. The Committee each year identifies the companies to be included in the peer group. The peer group includes bank holding companies that, in the Committee's judgment, have similar characteristics as KeyCorp. The 1997 peer group included bank holding companies with assets ranging from approximately $22 billion to $251 billion as of the beginning of 1997. All of the companies in the peer group were included in the KBW 50 Index (which is used in the stock price performance graph on page 32 of this Proxy Statement).

     KeyCorp has established stock ownership guidelines for its senior executives which specify that KeyCorp's Chief Executive Officer and KeyCorp's President should own KeyCorp Common Shares with a value equal to at least five times in the case of the Chief Executive Officer, and three times in the case of the President, their respective annual salaries, senior executives on KeyCorp's Management Committee (included among which are Messrs. Allen, Somers, and Stevens) should own KeyCorp Common Shares with a value equal to at least two times their salary, and all other senior executives participating in KeyCorp's long term incentive compensation plan should own KeyCorp Common Shares with a value at least equal to their salary. Newly hired executives and executives whose stock ownership did not meet the guidelines at the time established have a reasonable period of time to achieve the level of ownership set forth in the guidelines. For purposes of these guidelines, Common Shares includes shares actually owned by the executives as well as phantom shares owned under KeyCorp's Excess 401(k) Savings Plan and Deferred Compensation Plan. At December 31, 1997, the senior executives covered by KeyCorp's stock ownership guidelines owned, in the aggregate 247% of the KeyCorp Common Shares established by the guidelines.

     In order to facilitate estate planning by senior executives, certain nonqualified stock options granted to senior executives are transferable by the executive to family members or trusts for family members. No senior executive may transfer options to a family member or a trust for a family member unless the executive is in compliance with KeyCorp's stock ownership guidelines.

1997 COMPENSATION

     Adjustments to an individual executive's salary are considered annually using competitive market comparisons and considering the executive's contribution to KeyCorp's success and accomplishment of individual and unit goals. Incentive compensation amounts are determined as described in more detail below.

     The Committee has determined that KeyCorp will be better able to attract, retain and motivate executives to achieve superior financial performance if a relatively large portion of senior executive compensation is "at risk," i.e., subject to incentive compensation plans. Thus, KeyCorp's compensation for senior executives is designed to provide KeyCorp's senior executives with less total compensation than that of senior executives of peer companies in periods when KeyCorp's performance is poorer than performance of peer companies and to provide superior total compensation when performance is superior to the performance of such companies.

     Under KeyCorp's short term incentive compensation plan applicable for 1997, after the close of the year the Committee establishes a percentage of the target pool to be paid out as short term incentive compensation (a range of 0% to 200% of the target pool). The target pool is the sum of individual incentive targets. Individual targets range from 10% to 50% of the individual's market point. Individual payout can range from zero to the greater of (a) 200% of the individual's target or (b) 150% of the target pool percentage times the individual's incentive target. In evaluating corporate performance for purposes of setting the percentage of the target pool to be paid out, the Committee evaluates KeyCorp's performance as compared with KeyCorp's profit plan for the year, and evaluates financial results (such as return on average common equity and return on assets) as compared with companies in the peer group. The Committee also considers such financial performance over a number of years (usually a three year period) versus performance by the companies in the peer group. In establishing the percentage of the target pool to be paid, the Committee gives most weight to financial results, but also evaluates nonfinancial accomplishments of KeyCorp and its senior executives during the year.

     In the Committee's judgment, 1997 was a strong year for KeyCorp in which management made outstanding progress in executing on multiple strategic initiatives undertaken at the end of 1996. KeyCorp achieved its profit plan for 1997. Reported earnings per share for 1997 increased 24% over 1996 reported earnings per share. The efficiency ratio achieved in 1997 was a 334 basis point improvement over the 1996 efficiency ratio. Return on average total equity for 1997 was 18.89% as compared to 15.64% in 1996. In November 1996, KeyCorp announced that it would be consolidating its community banks into a single nationwide bank (which was accomplished in mid-1997), would be consolidating approximately 140 KeyCenters with other KeyCenters (which was completed by the end of 1997), would be selling an additional 140 KeyCenters (of which 117 have been sold or are under contract for sale at the end of 1997), and would be reducing its workforce by approximately 10% (which was achieved by October 31, 1997). For 1997, based on return on equity, KeyCorp ranked in the second quartile of its peer group. While the Committee had complete discretion in establishing the short term incentive compensation pool for 1997, it awarded 100 percentage points for KeyCorp achieving its profit plan for 1997, 60 percentage points for its 1997 financial performance in comparison to peers, and 25 percentage points for execution during 1997 on strategic initiatives. As a result, the Committee determined that the short term incentive compensation pool for 1997 would be 185% of the target pool. Individual awards were paid or credited in the first quarter of 1998 among participants in the short term plan based upon individual and group contributions to the financial and other results of KeyCorp for the year.

     Under KeyCorp's long term incentive compensation plan as in effect prior to January 1998, the Committee establishes objective criteria by which KeyCorp's financial performance should be judged for each three year cycle. The criteria is based on the Committee's judgment of a return on average common equity that will warrant satisfactory to excellent results for the three year period. For the three year period 1997-1999, the established criteria could result in a payout that ranges from zero to 250% of target. The maximum amount for the 1997-1999 performance period will be earned if return on average common equity for such three year period, after adjustments which the Committee deems to be appropriate, equals or exceeds 20%. An individual executive's target is either 20%, 25%, or 30% of the executive's market point.

     Under the criteria established for the three year period 1995-1997, the payout could range from zero to 231% of target. The average return on common equity for this three year period was 17.32%. This resulted in a payout of 168.37% of target. The awards were paid or credited to participating executives in the first quarter of 1998.

     The Committee believes that senior executives will be motivated, and their financial interests will be aligned with those of common shareholders, if stock options are awarded to senior executives. The EBC Subcommittee determines the stock option policies and makes the actual grants of options. In general, the number of options granted to an executive is based on the executive's job grade. With respect to the Chief Executive Officer and the President and certain senior executives reporting directly to them, the EBC Subcommittee has determined that options covering a specific number of shares of KeyCorp should be granted based on the job position. For other executives the EBC Subcommittee has established a threshold, targeted, and maximum number of shares to be covered by options for each job grade. Within these guidelines, the EBC Subcommittee bases grants of stock options on management's recommendation and other factors the EBC Subcommittee deems relevant. In determining stock option grants, the EBC Subcommittee does not feel it relevant and does not take into account options previously awarded to the executive (whether or not the options remain outstanding). The aggregate number and vesting terms of options may vary depending on the

EBC Subcommittee's judgment of the best form of long term motivation appropriate under the particular circumstances.

     For 1997, the EBC Subcommittee continued its policy established for grants in 1996 with respect to option grants to certain executive officers. Like the options granted in 1996, these options vest one-third each year, resulting in full vesting after three years. However, the EBC Subcommittee determined to vary the option terms and vesting for 1997 for the Chief Executive Officer, the President and all executive officers participating in KeyCorp's long term incentive compensation plan (including Messrs. Allen, Somers and Stevens), plus selected other executive officers. The reason for this change in policy with respect to this group of officers is the rapid transformation occurring in the financial services industry and the need to incent this executive group to achieve superior financial performance in the near term. Four times the number of options that would normally be granted to these executives were granted in the form of performance options, with vesting terms which the EBC Subcommittee believes establish very high performance objectives. After adjustment for the two-for-one stock split in KeyCorp Common Shares effective March 6, 1998, these performance options vest if KeyCorp's earnings per share equal or exceed $2.60 per share for the year 1999 or prior thereto, or equal or exceed $2.92 per share for the year 2000, and, in addition to this earnings per share test, KeyCorp's stock price exceeds $37 per share for seven consecutive trading days by December 31, 2000, exceeds $41 per share for seven consecutive trading days by December 31, 2001, or exceeds $45 per share for seven consecutive trading days by December 31, 2002. These options will vest upon a change of control occurring prior to the time the options have vested under the performance criteria. For executives who received performance options, these performance options were granted in lieu of any other options in 1997.

     In January of 1997, 675 executives of KeyCorp were awarded options covering 6,770,650 KeyCorp Common Shares (on a post-split basis). Of the options granted in 1997, options covering 3,658,000 KeyCorp Common Shares (on a post-split basis), granted to 36 senior executives, were performance options.

     KeyCorp has also adopted a program whereby stock options can be granted to those employees in lower positions identified as exceptional high performers and/or the future leaders of the organization. Under this program, in January of 1997, 264 of these employees received options covering a total of 276,000 KeyCorp Common Shares (on a post-split basis).

     In all instances, the option price was 100% of the market price of the stock at the time the option was granted.

     Salary adjustments for senior executives of KeyCorp, the short term and long term incentive compensation payments to such executives, and the grant of stock options are based upon the above methodology. In the case of executives with employment contracts, the same methodology is applied subject to compliance with salary minimums specified in such contracts. In the case of executives other than Mr. Gillespie, the Committee also solicited from Mr. Gillespie an evaluation of such executive's performance and a compensation recommendation, which evaluation and recommendation are additional factors considered by the Committee, in its sole discretion, in applying the above methodology.

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking an income tax deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers. Certain performance-based compensation is specifically exempted from the limit upon deductibility. (For example, any compensation derived from the exercise of stock options under employee stock option plans of KeyCorp is exempt from this limit.) KeyCorp's short term and long term incentive compensation plans provide that the Committee, in its sole discretion, has the authority to require deferral of payment of all or a portion of awards under any such plan if the Committee determines that KeyCorp would be denied a deduction for federal income tax purposes for such award or the portion thereof.

     Mr. Gillespie is subject to an employment agreement with KeyCorp (see pages 22-24 of this Proxy Statement).

     As of April 1, 1997, the C&O Committee established Mr. Gillespie's base salary at $900,000 per annum. Under the short term incentive compensation plan, Mr. Gillespie's target for 1997 was $427,500 and his award could range from zero to $1,282,500 (if the Committee established a pool of 200% of target). The Committee determined that $1,200,000 was the appropriate short term incentive for Mr. Gillespie for 1997 (the maximum individual payout with a target pool percentage of 185%). As in the case of other senior executives, Mr. Gillespie is a participant in KeyCorp's long term incentive compensation plan. For the three year period 1995-1997, his award under the plan was $408,072 (see page 17 of this Proxy Statement).

     In determining Mr. Gillespie's base salary and total compensation, the Committee reviewed and took into consideration the base salaries and total compensation paid to chief executive officers of peer companies as well as the performance of KeyCorp as compared with performance of peer companies and performance of KeyCorp compared with KeyCorp's plans and strategies. The Committee also considered Mr. Gillespie's leadership in defining the strategy and direction of KeyCorp and in executing on that strategy.

Compensation and Organization Committee
Board of Directors
KeyCorp
     Albert C. Bersticker
     Thomas A. Commes
     Kenneth M. Curtis
     Stephen R. Hardis (Chair)
     Douglas J. McGregor

                        KEYCORP STOCK PRICE PERFORMANCE

     The following graph compares the stock price performance of KeyCorp's Common Shares (assuming reinvestment of dividends) with that of the Standard & Poor's 500 Index and the KBW 50 Index. The Standard & Poor's 500 Index is an index of 500 stocks designed to measure the performance of the broad domestic economy. The KBW 50 Index is an index of the stock of fifty banks of the United States, including all money-center and most major regional banks. KeyCorp's stock is included in the KBW 50 Index and in the Standard & Poor's 500 Index.

                  KEYCORP STOCK PERFORMANCE GRAPH* (1992-1997)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               KEYCORP             KBW 50              S&P 500
12/31/92                                           100                 100                 100
                                                   109                 107                 104
6/30/93                                            111                 107                 105
                                                   102                 110                 108
12/31/93                                            96                 106                 110
                                                    98                 104                 106
6/30/94                                            105                 111                 106
                                                   101                 109                 112
12/31/94                                            84                 100                 112
                                                    96                 114                 122
6/30/95                                            108                 130                 134
                                                   119                 151                 145
12/31/95                                           127                 160                 153
                                                   137                 177                 162
6/30/96                                            139                 178                 169
                                                   159                 200                 174
12/31/96                                           184                 227                 189
                                                   179                 237                 194
6/30/97                                            207                 273                 228
                                                   237                 313                 245
12/31/97                                           265                 332                 252

    * This stock price performance is not necessarily indicative of future price performance. The stock price performance in the graph above for the period prior to March 1, 1994 is for Society.

                    SHARE OWNERSHIP AND PHANTOM STOCK UNITS

     Five Percent Beneficial Ownership. To the best of KeyCorp's knowledge, no person beneficially owns more than 5% of the outstanding KeyCorp Common Shares.

     Beneficial Ownership of Common Shares and Investment in Phantom Stock Units. The following table lists current directors of and nominees for director of KeyCorp, the executive officers included in the Summary Compensation Table, and all directors, nominees, and executive officers of KeyCorp as a group. The table sets forth, as of January 15, 1998, certain information with respect to
(1) the amount and nature of beneficial ownership of KeyCorp Common Shares, (2) the number of phantom stock units, if any, and (3) total phantom stock units and beneficial ownership of KeyCorp Common Shares for such current directors, nominees for director, and executive officers.

                                                                                               TOTAL PHANTOM
                                     AMOUNT AND NATURE OF      PERCENT OF       PHANTOM       STOCK UNITS AND
                                     BENEFICIAL OWNERSHIP     COMMON SHARES      STOCK      BENEFICIAL OWNERSHIP
               NAME                  OF COMMON SHARES(1)      OUTSTANDING(5)    UNITS(6)      OF COMMON SHARES
-----------------------------------  --------------------     -------------     -------     --------------------
Gary R. Allen......................          206,466(2)(3)                       5,828              212,294
Cecil D. Andrus....................           16,000(3)                              0               16,000
William G. Bares...................           32,800(3)                         13,120               45,920
Albert C. Bersticker...............           32,000(3)                          4,166               36,166
Dr. Carol A. Cartwright............              586(3)                              0                  586
Thomas A. Commes...................           48,000(3)                              0               48,000
Kenneth M. Curtis..................           16,410(3)                              0               16,410
John C. Dimmer.....................          900,706(3)                              0              900,706
Robert W. Gillespie................        1,062,284(2)(3)                      78,182            1,140,466
Stephen R. Hardis..................           48,000(3)                         79,320              127,320
Henry S. Hemingway.................          222,666(3)(4)                           0              222,666
Charles R. Hogan...................          345,338(3)                              0              345,338
Douglas J. McGregor................           15,588(3)                          5,238               20,826
Henry L. Meyer III.................          634,394(2)(3)                      21,504              655,898
Steven A. Minter...................           31,558(3)                         18,486               50,044
M. Thomas Moore....................           32,000(3)                          9,178               41,178
Richard W. Pogue...................           58,000(3)                              0               58,000
K. Brent Somers....................           37,334(2)(3)                         944               38,278
Ronald B. Stafford.................           96,682(3)                              0               96,682
Thomas C. Stevens..................           53,492(2)(3)                       1,148               54,640
Dennis W. Sullivan.................           30,400(3)                         41,398               71,798
Peter G. Ten Eyck, II..............           74,718(3)                              0               74,718
Nancy B. Veeder....................           98,144(3)                              0               98,144
All directors, nominees and
  executive officers as a group
  (28).............................        5,371,496                            309,664           5,681,160

---------------

(1) The above share ownership table and the following footnotes were adjusted to reflect the two-for-one stock split in KeyCorp Common Shares which occurred on March 6, 1998.

(2) With respect to KeyCorp Common Shares beneficially held by these individuals or other executive officers under the KeyCorp 401(k) Savings Plan, the shares included are as of December 31, 1997.

(3) Includes options vested as of March 16, 1998. The directors, nominees, and executive officers listed above hold vested options as follows: Mr.
    Allen -- 135,138; Mr. Andrus -- 14,000; Mr. Bares -- 28,000; Mr.
    Bersticker -- 28,000; Dr. Cartwright -- 0; Mr. Commes -- 28,000; Mr.
    Curtis -- 14,000; Mr. Dimmer -- 37,036; Mr. Gillespie -- 886,668; Mr.
    Hardis -- 28,000; Mr. Hemingway -- 46,072; Mr. Hogan -- 37,036; Mr.
    McGregor -- 14,000; Mr. Meyer -- 529,334; Mr. Minter -- 28,000; Mr.
    Moore -- 28,000; Mr. Pogue -- 24,000; Mr. Somers -- 33,334; Mr.
    Stafford -- 84,640; Mr. Stevens -- 40,000; Mr. Sullivan -- 28,000; Mr. Ten Eyck -- 60,532; Ms. Veeder -- 22,636; all directors, nominees, and executive officers as a group -- 3,282,962.

(4) Certain of these KeyCorp Common Shares are held in trusts over which Mr. Hemingway, as a co-trustee, has shared power to vote and dispose of such Common Shares.

(5) No director or executive officer beneficially owns more than 1% of the total of outstanding KeyCorp Common Shares plus options vested as of March 16, 1998.

(6) Investments in phantom stock units by directors are made pursuant to the KeyCorp Director Deferred Compensation Plan, whereby directors may defer payment of all or a portion of their directors fees into a Common Share Account consisting of "phantom stock units." On a quarterly basis, the Common Share Account is credited with an additional number of phantom stock units equal to the number of Common Shares that could be purchased at market value with the sum of the director's deferred fees for the quarter, plus the amount of quarterly dividends on the phantom stock units in the Common Share Account during the quarter as if such phantom stock units were Common Shares. The Common Share Account is distributed only in cash (never in Common Shares) and, at the time of distribution, each phantom stock unit is paid based on the market value of the Common Shares as of the last business day of the preceding calendar quarter.

    Investments in phantom stock units by KeyCorp executive officers are made pursuant to KeyCorp Excess 401(k) Savings Plan (the "Supplemental Plan") and KeyCorp Deferred Compensation Plan (the "Deferred Plan"). Under both of those Plans, though contributions to a participant's phantom stock account are treated if they were invested in KeyCorp Common Shares, a participant's account balance may only be distributed in cash (never in Common Shares).

    No Common Shares are issued in connection with the Director Deferred Compensation Plan, the Supplemental Plan or the Deferred Plan (i.e. they are "phantom stock" plans); accordingly, directors and executive officers participating in these Plans do not have any voting rights or investment power with respect to or on account of the phantom stock units, and the phantom stock units do not result in the directors or executive officers having beneficial ownership of the Common Shares.

                           1999 SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for next year's Annual Meeting of Shareholders is December 8, 1998.

                                    GENERAL

     The Board of Directors knows of no other matters which will be presented at the meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting the proxy cards will vote them in accordance with their best judgment on such matters.

     Certain rules promulgated by the SEC governing proxy disclosure specify the circumstances under which KeyCorp is required to include in its proxy statement a shareholder proposal, including the requirement for timely submission of the proposal to KeyCorp by the shareholder. If a shareholder desires to bring a proposal before the Annual Meeting of Shareholders which has not been included in KeyCorp's proxy statement, the shareholder must strictly comply with the applicable notice and procedural requirements set forth in KeyCorp's Regulations. A copy of the Regulations is available to any shareholder, without charge, upon request to the Secretary of KeyCorp. Pursuant to KeyCorp's Regulations, a shareholder must notify KeyCorp not less than 60 nor more than 90 days prior to the meeting of any business the shareholder proposes to bring before the meeting for a shareholder vote. These provisions of the Regulations govern proper submission of items to be put to a shareholder vote and do not preclude discussion by any shareholder of any business properly brought before the meeting.

     Shareholders may only nominate a person for election as a director of KeyCorp at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in KeyCorp's Regulations, including, without limitation, timely providing to the Secretary of KeyCorp the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. KeyCorp will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in KeyCorp's Regulations upon request to the Secretary of KeyCorp.

     KeyCorp will bear the expense of preparing, printing, and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of KeyCorp and its subsidiaries may solicit the return of proxies. KeyCorp has engaged the services of Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost of $30,000 plus expenses. KeyCorp will request brokers, banks, and other custodians, nominees, and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.

     You are urged to complete, date, sign, and return your proxy card promptly in order to make certain your shares are voted at the meeting. KeyCorp Common Shares represented by properly executed proxy cards will be voted in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein (Issue One of this Proxy Statement), for the proposed amendment to KeyCorp's Articles of Incorporation (Issue Two of this Proxy Statement), against the shareholder proposal (Issue Three of this Proxy Statement), and in favor of ratifying the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998 (Issue Four of this Proxy Statement). Abstentions and, unless a broker's authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at a meeting. A broker's authority to vote on Issue Three is limited but is not limited as to Issues One, Two, and Four. As to Issues Two and Four, a broker non-vote has the same effect as a vote against the proposal and as to Issue Three a broker non-vote is treated as not being present. As to Issues Two, Three, and Four, an abstention has the same effect as a vote against the proposal. You may revoke your proxy by a later proxy received by, or by giving notice to, KeyCorp, or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

                                                                      APPENDIX A

                                   ARTICLE IV

     SECTION 1. Authorized Shares of Common Stock. The authorized number of shares of the Corporation is 1,425,000,000, of which 25,000,000 shall be shares of preferred stock, with a par value of $1 each, as described in Part A of this
Article IV (hereinafter called "Preferred Stock"), and 1,400,000,000 shall be Common Shares, with a par value of $1 each, as described in Part B of this
Article IV (hereinafter called "Common Shares").

PROXY                                                                      PROXY

                                  KEYCORP LOGO

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 KEYCORP FOR THE ANNUAL MEETING ON MAY 7, 1998

The undersigned hereby constitutes and appoints Robert W. Gillespie, Henry L. Meyer III, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 7, 1998, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1. Election of Directors: The nominees of the Board of Directors to the class whose      (Change Of Address/Comments)
   term of office will expire in 2001 are:
   Cecil D. Andrus, Thomas A. Commes, Stephen R. Hardis, Douglas J. McGregor, Henry      -----------------------------------------
   L. Meyer III, Peter G. Ten Eyck, II
2. Amendment to Articles of Incorporation to increase authorized number of shares.       -----------------------------------------
3. Shareholder proposal requesting necessary steps to cause the annual election of
   all directors.                                                                        -----------------------------------------
4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors
   for the fiscal year ending December 31, 1998.                                         -----------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                           (See Reverse Side)

PROXY                                                                      PROXY

                                  KEYCORP LOGO

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 KEYCORP FOR THE ANNUAL MEETING ON MAY 7, 1998

The undersigned hereby constitutes and appoints Robert W. Gillespie, Henry L. Meyer III, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 7, 1998, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1. Election of Directors: The nominees of the Board of Directors to the class whose      (Change Of Address/Comments)
   term of office will expire in 2001 are:
   Cecil D. Andrus, Thomas A. Commes, Stephen R. Hardis, Douglas J. McGregor, Henry      -----------------------------------------
   L. Meyer III, Peter G. Ten Eyck, II
2. Amendment to Articles of Incorporation to increase authorized number of shares.       -----------------------------------------
3. Shareholder proposal requesting necessary steps to cause the annual election of
   all directors.                                                                        -----------------------------------------
4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors
   for the fiscal year ending December 31, 1998.                                         -----------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                           (See Reverse Side)

PROXY                                                                      PROXY

                                  KEYCORP LOGO

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 KEYCORP FOR THE ANNUAL MEETING ON MAY 7, 1998

The undersigned hereby constitutes and appoints Robert W. Gillespie, Henry L. Meyer III, and Thomas C. Stevens, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 7, 1998, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

1. Election of Directors: The nominees of the Board of Directors to the class whose      (Change Of Address/Comments)
   term of office will expire in 2001 are:
   Cecil D. Andrus, Thomas A. Commes, Stephen R. Hardis, Douglas J. McGregor, Henry      -----------------------------------------
   L. Meyer III, Peter G. Ten Eyck, II
2. Amendment to Articles of Incorporation to increase authorized number of shares.       -----------------------------------------
3. Shareholder proposal requesting necessary steps to cause the annual election of
   all directors.                                                                        -----------------------------------------
4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors
   for the fiscal year ending December 31, 1998.                                         -----------------------------------------

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              (See Reverse Side)

                                    KEYCORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUES 2 AND 4 AND AGAINST ISSUE 3.

                                       SHARES IN YOUR NAME REINVESTMENT SHARES

                                                                                   FOR    WITHHELD  FOR ALL
                                                                                   ALL      ALL     EXCEPT
1. Election of Directors                                                           / /      / /      / /    -------------------
   (see reverse)                                                                                            Nominee Exception

                                                                                   FOR    AGAINST   ABSTAIN
2. Amendment to Articles of Incorporation Increasing Authorized Shares.            / /      / /      / /

                                                                                   FOR    AGAINST   ABSTAIN
3. Shareholder proposal requesting necessary steps to cause the                    / /      / /      / /
   annual election of all directors.

                                                                                   FOR    AGAINST   ABSTAIN
4. Ratification of appointment of independent auditors.                            / /      / /      / /


                                                                                  Date:
                                                                                        ---------------------------------- , 1998

                                                                                  ------------------------------------------
                                                                                  Signature(s)

                                                                                  ------------------------------------------
                                                                                  Signature(s)
                                                                                  NOTE: Please sign exactly as name appears
                                                                                        hereon. Joint owners should each sign. When
                                                                                        signing as attorney, executor,
                                                                                        administrator, trustee or guardian,
                                                                                        please give full title as such.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse, FOR Issues 2 and 4 and AGAINST Issue 3.

In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.




                                    KEYCORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUES 2 AND 4 AND AGAINST ISSUE 3.

                                       SHARES IN YOUR NAME REINVESTMENT SHARES

                                                                                   FOR    WITHHELD  FOR ALL
                                                                                   ALL      ALL     EXCEPT
1. Election of Directors                                                           / /      / /      / /    -------------------
   (see reverse)                                                                                            Nominee Exception

                                                                                   FOR    AGAINST   ABSTAIN
2. Amendment to Articles of Incorporation Increasing Authorized Shares.            / /      / /      / /

                                                                                   FOR    AGAINST   ABSTAIN
3. Shareholder proposal requesting necessary steps to cause the                    / /      / /      / /
   annual election of all directors.

                                                                                   FOR    AGAINST   ABSTAIN
4. Ratification of appointment of independent auditors.                            / /      / /      / /


                                                                                  Date:
                                                                                        ---------------------------------- , 1998

                                                                                  ------------------------------------------
                                                                                  Signature(s)

                                                                                  ------------------------------------------
                                                                                  Signature(s)
                                                                                  NOTE: Please sign exactly as name appears
                                                                                        hereon. Joint owners should each sign. When
                                                                                        signing as attorney, executor,
                                                                                        administrator, trustee or guardian,
                                                                                        please give full title as such.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse, FOR Issues 2 and 4 and AGAINST Issue 3.

In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.




                                    KEYCORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ISSUES 2 AND 4 AND AGAINST ISSUE 3.

                                       SHARES IN YOUR NAME REINVESTMENT SHARES

                                                                                   FOR    WITHHELD  FOR ALL
                                                                                   ALL      ALL     EXCEPT
1. Election of Directors                                                           / /      / /      / /    -------------------
   (see reverse)                                                                                            Nominee Exception

                                                                                   FOR    AGAINST   ABSTAIN
2. Amendment to Articles of Incorporation Increasing Authorized Shares.            / /      / /      / /

                                                                                   FOR    AGAINST   ABSTAIN
3. Shareholder proposal requesting necessary steps to cause the                    / /      / /      / /
   annual election of all directors.

                                                                                   FOR    AGAINST   ABSTAIN
4. Ratification of appointment of independent auditors.                            / /      / /      / /


                                                                                  Date:
                                                                                        ---------------------------------- , 1998

                                                                                  ------------------------------------------
                                                                                  Signature(s)

                                                                                  ------------------------------------------
                                                                                  Signature(s)
                                                                                  NOTE: Please sign exactly as name appears
                                                                                        hereon. Joint owners should each sign. When
                                                                                        signing as attorney, executor,
                                                                                        administrator, trustee or guardian,
                                                                                        please give full title as such.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed on the reverse, FOR Issues 2 and 4 and AGAINST Issue 3.

In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
